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                                                                   EXHIBIT (j.1)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 2, 2004, relating to the financial statements and financial highlights which appear in the December 31, 2003 Annual Report to Shareholders of the Heartland Select Value Fund, Heartland Value Plus Fund and Heartland Value Fund (portfolios of Heartland Group, Inc.), which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the headings "Financial Highlights," "Independent Public Accountants" and "Financial Statements" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
February 26, 2004